Transamerica 10f-3 Debt Report October 2013 - Transamerica Funds only
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                      Offering                                                  Unit Price of
                     Date/Trade                                                 Offering/Price
Fund                    Date    Issuer/Security   Cusip   Offering Type  Bonds  Paid Per Unit  Spread Total Price Paid
----                 ---------- ---------------  -------- ------------- ------- -------------- ------ ----------------
                                 Ally Auto
                                 Receivables
                                 Trust 2013-2
                                 A3 (ALLYA
                                 2013-2 A3
Transamerica Funds               0.79%
  - Transamerica                 January 15,
  Core Bond           10/23/13   2018)           02006MAC US Registered 574,000   $99.99606     0.25%     $573,977
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                                                                 Total Price Paid by
                                                                 the Fund Plus Total
                                                    Total Bonds    Price Paid For
                     Underwriter From               Purchased by   Same Securities
                      Whom the Fund   Total Size of  Investment    Purchased Bythe
Fund                    Purchased       Offering     Management   Same Sub-Advsier   % of Offering
----                 ---------------- ------------- ------------ ------------------- -------------





Transamerica Funds      Deutsche
  - Transamerica        Bank
  Core Bond             Securities     318,000,000   22,656,000      $22,655,107         7.12%
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